Exhibit 99.1

Alere Files Form 10-K, Reports Fourth Quarter and

Full Year 2016 Financial Results

WALTHAM, Mass., June 5, 2017 – Alere Inc. (NYSE: ALR), a global leader in rapid diagnostic tests, today announced that it has filed its Form 10-K and reported its financial results for the fourth quarter and full year ended December 31, 2016.

Full Year 2016 Results

•	Revenue for the full year 2016 was $2.38 billion, a 3% decrease compared to $2.46 billion in the prior year period.

•	Non-GAAP organic growth for the full year 2016 was +0.3% or +2.5% excluding Arriva*.

•	Strong performance in Infectious Disease led by international growth on a constant currency basis included double-digit growth in Latin America, Asia Pacific and Africa. Patient self-testing also achieved double-digit growth in 2016.

•	Negative impact of foreign currency exchange was $41 million in 2016.

•	GAAP loss from continuing operations was $(137) million, or $(1.83) per diluted share, for the full year 2016, compared to $(15) million, or $(0.43) per diluted share in the prior year period.

•	Non-GAAP adjusted EBITDA of $347 million for the full year 2016, a 30% decrease compared to $495 million in the prior year period. The decrease was primarily due to approximately $135 million in merger-related costs, audit and legal fees related to ongoing investigations and legal settlements, as detailed in the Supplemental Financial Information table.

*During the period from November 4, 2016 to December 31, 2016, the Company furnished $9.8 million of Arriva products and services that were subject to the CMS revocation to customers but did not recognize any revenue for such products and services because they were not eligible for reimbursement by CMS at the time the Company furnished them.

“Alere delivered solid 2016 results by maintaining our discipline and staying focused on core business growth as a leader in point-of-care diagnostics. Excluding extraordinary costs and the impact of foreign currency exchange and divestitures, our operating earnings in 2016 were roughly in line with 2015,” said Namal Nawana, CEO of Alere. “We successfully accelerated growth in our global Infectious Disease business in 2016, achieving double-digit sales growth driven by the success of the Alere i molecular platform with an expanded menu of three assays. In addition, we continued to invest in global operations and infrastructure to strengthen the enterprise. We have seen a strong start to 2017 in each of our global business units and look forward to reporting our progress in the first quarter results.”

Revenue (in millions)	FY2016	FY2015	% Change
Cardiometabolic Disease	$622	$704	(12%)
Infectious Disease	776	710	9%
Toxicology	609	618	(2%)
Other	140	192	(27%)
Consumer Diagnostics Other Non-reportable*	74 143	85 129	(13 10	%) %
License and Royalty	12	17	(29%)

Total	$2,376	$2,456	(3%)

*	Patient self-testing has been reclassified into a separate reporting segment called “Other Non-reportable.”

Fourth Quarter 2016 Results

•	Total revenue was $597 million, a 3% decrease compared to $617 million in the prior year period.

•	Global influenza sales were $39 million in the fourth quarter of 2016, a 60% increase compared to $24 million in the prior year period.

•	Non-GAAP organic growth during the fourth quarter of 2016 was -0.9%, or +3.7% excluding Arriva.

•	Negative impact of foreign currency exchange was $8 million in the fourth quarter of 2016.

•	GAAP loss from continuing operations during the fourth quarter of 2016 was $(114) million, or $(1.38) per diluted share, compared to $(22) million, or $(0.31) per diluted share in the prior year period.

•	Non-GAAP adjusted EBITDA was $82 million in the fourth quarter of 2016, a 10% decrease compared to $91 million in the prior year period. The decrease was primarily due to higher costs as detailed in the Supplemental Financial Information table.

Revenue (in millions)	Fourth Quarter 2016	Fourth Quarter 2015	% Change
Cardiometabolic Disease	$144	$180	(20%)
Infectious Disease	212	189	12%
Toxicology	148	150	(1%)
Other	38	45	(15%)
Consumer Diagnostics Other Non-reportable*	18 34	20 31	(11 11	%) %
License and Royalty	4	3	30%

Total	$597	$617	(3%)

*	Patient self-testing has been reclassified into a separate reporting segment called “Other Non-reportable.”

Non-GAAP Information

To supplement the financial measures prepared in accordance with U.S. GAAP, the Company uses Non-GAAP adjusted EBITDA and Non-GAAP organic growth, which are non-GAAP financial measures. The reconciliations of Non-GAAP adjusted EBITDA to net income (loss) from continuing operations and Non-GAAP organic growth to revenue, the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP, are shown in the table in this press release. The Company believes Non-GAAP adjusted EBITDA and Non-GAAP organic growth are useful to investors because these metrics are commonly used by investors to assess the unleveraged, pre-tax financial performance and operating results of ongoing business operations. The Company’s management also uses Non-GAAP adjusted EBITDA and Non-GAAP organic growth because the Company’s management also believes that these are useful measures to evaluate the financial performance of the Company based on operational factors. It should also be noted that not all companies calculate Non-GAAP adjusted EBITDA and Non-GAAP organic growth in the same manner and, accordingly, these measures presented in this press release may not be comparable to similar measures used by other companies.

Conference Call

As announced on February 1, 2016, Alere entered into a definitive agreement under which Abbott will acquire Alere, which definitive agreement was amended on April 12, 2017. The transaction is expected to close by the end of the third quarter of 2017, subject to the approval of Alere shareholders and the satisfaction of certain customary closing conditions, including applicable regulatory approvals. Due to the pending transaction, Alere will no longer hold conference calls to discuss its quarterly financial results.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers can identify these statements by forward-looking words such as “preliminary”, “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “can,” “continue” or similar words. A number of important factors could cause actual results of Alere and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, (i) the risk that the proposed merger with Abbott Laboratories (“Abbott”) may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed merger with Abbott by Alere’s stockholders, (iii) the possibility that competing offers or acquisition proposals for Alere will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger, as amended (the “Merger Agreement”) among Alere and Abbott pursuant to which Abbott will acquire Alere, including in circumstances which would require Alere to pay a termination fee or other expenses; (vi) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on Alere’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (vii) risks related to diverting management’s attention from Alere’s ongoing business operations; (viii) the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability, (ix) the risk that the previously announced review of certain aspects of revenue recognition is not completed in a timely manner or the scope of such review expands, (x) the risk that the failure by Alere to file its Form 10-K for the fiscal year ended December 31, 2016 and Form 10-Q for the fiscal quarter ended in March 31, 2017 in a timely manner could lead to the acceleration of the maturity of certain of Alere’s indebtedness, (xi) the possibility that the previously announced review of certain aspects of revenue recognition uncovers an additional error or errors in revenue recognition or other financial information which require additional adjustments which may be material, or material weaknesses in the Company’s internal controls over financial reporting, (xii) the risk that the Company experiences an acceleration of amounts due under its senior secured credit facility due to the restatement, any circumstances described in Alere’s Current Report on Form 8-K as filed on April 17, 2017, Current Report on Form 8-K as filed on May 22, 2017 or the failure to timely file the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, (xiii) risks relating to the ongoing investigations by the United States Securities and Exchange Commission (the “SEC”) and the United States Department of Justice, (xiv) the risk that these or other risk factors impact the expected timing of the filing of the Form 10-K for the fiscal year ended December 31, 2016 and Form 10-Q for the fiscal quarter ended in March 31, 2017, and (xv) the risk factors detailed in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (as filed with the SEC on August 8, 2016) and other risk factors identified herein or from time to time in our periodic filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this communication. The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

About Alere

Alere believes that when diagnosing and monitoring health conditions, Knowing now matters.™ Alere delivers reliable and actionable information by providing rapid diagnostic tests, enhancing clinical and economic healthcare outcomes globally. Headquartered in Waltham, Mass., Alere focuses on rapid diagnostics for cardiometabolic disease, infectious disease and toxicology. For more information on Alere, please visit www.alere.com.

# # #

Investor Relations

Juliet Cunningham

Vice President, Investor Relations

ir@alere.com

858.805.2232

Alere Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net product sales and services revenue	$592,553	$613,850	$2,364,337	$2,438,638
License and royalty revenue	4,256	3,286	11,998	16,977

Net revenue	596,809	617,136	2,376,335	2,455,615
Cost of net revenue	325,648	368,586	1,286,468	1,347,315

Gross profit	271,161	248,550	1,089,867	1,108,300
Gross margin	45%	40%	46%	45%

Operating expenses:
Research and development	25,184	28,228	112,122	119,453
Selling, general and administrative	261,431	229,877	966,831	808,595
Impairment and (gain) loss on disposition, net	—	8,132	(3,810)	50,540

Operating income	(15,454)	(17,687)	14,724	129,712
Interest and other income (expense), net	(32,137)	(60,482)	(167,122)	(214,254)

Loss from continuing operations before provision (benefit) for income taxes	(47,591)	(78,169)	(152,398)	(84,542)
Provision (benefit) for income taxes	83,762	(51,145)	35,376	(53,564)

Income (loss) from continuing operations before equity earnings of unconsolidated entities, net of tax	(131,353)	(27,024)	(187,774)	(30,978)
Equity earnings of unconsolidated entities, net of tax	17,200	5,210	50,505	15,530

Income (loss) from continuing operations	(114,153)	(21,814)	(137,269)	(15,448)
Income from discontinued operations, net of tax	—	2,736	—	219,513

Net income	(114,153)	(19,078)	(137,269)	204,065
Less: Net income attributable to non-controlling interests	(103)	(5)	350	381

Net income attributable to Alere Inc. and Subsidiaries	(114,050)	(19,073)	(137,619)	203,684

Preferred stock dividends	(5,367)	(5,366)	(21,350)	(21,293)

Net income available to common stockholders	$(119,417)	$(24,439)	$(158,969)	$182,391

Basic net income per common share:
Income (loss) from continuing operations	$(1.38)	$(0.31)	$(1.83)	$(0.43)
Income from discontinued operations	—			2.57

Basic and diluted net income per common share	$(1.38)	$(0.31)	$(1.83)	$2.14

Diluted net income per common share:
Income (loss) from continuing operations	$(1.38)	$(0.31)	$(1.83)	$(0.43)
Income from discontinued operations	—		—	2.57

Diluted net income per common share	$(1.38)	$(0.31)	$(1.83)	$2.14

Weighted average shares - basic	86,955	85,953	86,796	85,420

Weighted average shares - diluted	86,955	85,953	86,796	85,420

Alere Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$567,215	$502,200
Restricted cash	51,550	5,694
Marketable securities	76	164
Accounts receivable, net	413,535	436,924
Inventories, net	308,920	350,949
Prepaid expenses and other current assets	118,607	114,514
Assets held for sale	—	4,165

Total current assets	1,459,903	1,414,610

Property, Plant and Equipment, net	441,190	446,039
Goodwill and other intangible assets, net	3,592,107	3,862,306
Restricted Cash- non-current	2,171	43,228
Other non-current assets	152,908	138,640
Assets held for sale - non-current	—	13,337

Total assets	$5,648,279	$5,918,160

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt and current portions of long-term debt and capital lease obligations	$85,434	$203,954
Liabilities related to assets held for sale	—	363
Other current liabilities	590,722	518,389

Total current liabilities	676,156	722,706

LONG-TERM LIABILITIES:
Long-term debt and capital lease obligations, net of current portions	2,865,426	2,838,347
Deferred tax liabilities	119,098	147,618
Other long-term liabilities	155,992	154,193
Liabilities related to assets held for sale - non-current	—	—

Total long-term liabilities	3,140,516	3,140,158

TOTAL EQUITY	1,831,607	2,055,296

Total liabilities and equity	$5,648,279	$5,918,160

Alere Inc. and Subsidiaries

Selected Consolidated Revenues

(in thousands)

	Three Months Ended December 31,		% Change
	2016	2015	2016 v. 2015
Professional diagnostics segment (1)
Cardiometabolic	$143,569	$180,163	-20%
Infectious disease	211,509	188,609	12%
Toxicology	147,785	149,540	-1%
Other	38,020	44,927	-15%

Total professional diagnostics segment	540,883	563,239	-4%
Consumer diagnostics segment (1)	17,569	19,768	-11%
Other Non-reportable	34,101	30,843	11%
License and royalty revenue	4,256	3,286	30%

Net revenue	$596,809	$617,136	-3%

	Twelve Months Ended December 31,		% Change
	2016	2015	2016 v. 2015
Professional diagnostics segment (1)
Cardiometabolic	$622,468	$703,553	-12%
Infectious disease	776,153	710,178	9%
Toxicology	608,635	618,362	-2%
Other	140,426	192,321	-27%

Total professional diagnostics segment	2,147,682	2,224,414	-3%
Consumer diagnostics segment (1)	74,152	85,128	-13%
Other Non-reportable	142,503	129,096	10%
License and royalty revenue	11,998	16,977	-29%

Net revenue	$2,376,335	$2,455,615	-3%

(1)	Revenues have been restated for the impact of restatements made during the preparation of our consolidated financial statements for 2016. For more information on these restatements see Note 2 in our Form 10-K.

Alere Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Non-GAAP EBITDA

(in thousands)

	Three Months Ended December 31,
	2016	2015
Net Income (loss) (1)	$(114,153)	$(19,078)
Less: Income from discontinued operations, net of tax	—	2,736

Loss from continuing operations	(114,153)	(21,814)

Adjustment related to acquired software license contracts	—	—
Income tax provision (benefit)	83,762	(51,145)
Depreciation and amortization	71,467	75,719
Interest, net	42,342	57,954
Non-cash stock-based compensation expense	10,681	6,795
Non-cash fair value adjustments to acquisition-related contingent consideration	(1,419)	(5,703)
Impairment and (gain) loss on dispositions, net	(11,152)	8,132
Non-cash INRatio product recall expenses	—	21,100
Other	—	(40)

Non-GAAP Adjusted EBITDA	$81,528	$90,998

(1)	Net income (loss) for the three months ended December 31, 2015 includes $16.7 million of cash costs asssociated with the voluntary withdrawal of INRatio products, restructuring charges of $4.3 million, $2.8 million of costs associated with business dispositions, $0.1 million of acquisition-related costs which have not been added back for purposes of computing Non-GAAP Adjusted EBITDA. The three months ended December 31, 2016 includes $22.1 million of Abbott integration costs, $14.3 million for a legal settlement accrual, $15.5 million of charges related to governmental investigations, non-interest related restructuring charges of $10.1 million, $0.5 million of cash costs associated with the voluntary withdrawal of InRatio product, and $0.1 million of acquisition-related costs which have not been added back for purposes of computing Non-GAAP Adjusted EBITDA.

	Twelve Months Ended December 31,
	2016	2015
Net Income (loss) (1)	$(137,269)	$204,065
Less: Income from discontinued operations, net of tax	—	219,513

Loss from continuing operations	(137,269)	(15,448)

Adjustment related to acquired software license contracts	—	877
Income tax provision (benefit)	35,376	(53,564)
Depreciation and amortization	285,884	309,684
Interest, net	168,320	212,551
Non-cash stock-based compensation expense	41,796	26,391
Non-cash fair value adjustments to acquisition-related contingent consideration	(13,308)	(57,613)
Impairment and (gain) loss on dispositions, net	(33,683)	50,540
Non-cash INRatio product recall expenses	—	21,100
Other	—	622

Non-GAAP Adjusted EBITDA	$347,116	$495,139

(1)	Net income (loss) for the twelve months ended December 31, 2015 includes $16.7 million of cash costs associated with the voluntary withdrawal of INRatio products, restructuring charges of $15.6 million, $9.3 million of costs associated with business dispositions, and $0.5 million of acquisition-related costs which have not been added back for purposes of computing Non-GAAP Adjusted EBITDA. The twelve months ended December 31, 2016 includes $60.3 million of Abbott integration costs, restructuring charges of $37.9 million, $38.2 million of charges related to governmental investigations, $35.2 million for a legal settlement accrual, $6.0 million of acquisition-related costs, $1.8 million of cash costs associated with the withdrawal of InRatio product and $1.0 million of costs associated with business dispositions which have not been added back for purposes of computing Non-GAAP Adjusted EBITDA.

Alere Inc. and Subsidiaries

Reconciliation of Non-GAAP Organic Revenue Growth

(in thousands)

	Three Months Ended December 31,		% Change 2016 v. 2015
	2016	2015
Net revenue	$596,809	$617,136	-3.3%
Impact of foreign currency exchange	7,830	—
Impact of acquisitons & dispositions	(1,453)	(8,234)

Non-GAAP organic net revenue	$603,186	$608,902	-0.9%

Arriva revenue	(11,622)	(38,592)

Non-GAAP organic net revenue (excluding Arriva)	$591,564	$570,310	3.7%

	Twelve Months Ended December 31,		% Change
	2016	2015	2016 v. 2015
Net revenue	$2,376,335	$2,455,615	-3.2%
Impact of foreign currency exchange	40,543	—
Impact of acquisitons & dispositions	(13,984)	(60,414)

Non-GAAP organic net revenue	$2,402,894	$2,395,201	0.3%

Arriva revenue	(99,887)	(148,538)

Non-GAAP organic net revenue (excluding Arriva)	$2,303,007	$2,246,663	2.5%

Alere Inc. and Subsidiaries

Supplemental Financial Information

(in thousands, except per share amounts)

	Three months ended December 31, 2016
	Cost of Net Revenue	Research and Development	Selling, General & Administrative	Impairment, net of loss on disposition	Interest and other income, net	Provision for income taxes	Equity earnings of unconsolidated entities, net of tax	Net Income[1]
Amortization of acquisition-related intangible assets	$12,281	$922	$31,384	$—	$—	$—	$—	$(44,587)
Restructuring charges	2,090	512	7,535	—	—	—	—	(10,136)
Impairment Charges	—	—	193	—	—	—	—	(193)
Stock-based compensation expense	518	531	9,633	—	—	—	—	(10,681)
Acquisition-related costs	—	—	72	—	—	—	—	(72)
Fair value adjustments to acquisition-related contingent consideration	—	—	(1,419)	—	—	—	—	1,419
Costs associated with potential business dispositions	—	—	42	—	—	—	—	(42)
Impairment and (gain) loss on disposition, net	—	—	—	—	—	—	(11,152)	11,152
Amortization - Unconsolidated Subs	—	—	—	—	—	—	46	(46)
Audit and legal fees related to on-going governmental investigations	—	—	15,493	—	1,697	—	—	(17,190)
Abbott transaction related expenses	—	—	22,064	—	—	—	—	(22,064)
INRatio recall expense	2,481	—	(1,300)	—	—	—	—	(1,181)
Legal settlement accrual	—	—	14,300	—	—	—	—	(14,300)
Income tax effects on items above	—	—	—	—	—	70,892	—	(70,892)

Total of Supplemental Information	$17,370	$1,965	$97,998	$—	$1,697	$70,892	$(11,106)	$(178,815)

Impact of above items on EPS numerator								$—
Impact of above items on EPS denominator								—

1)	All impacts are shown as pre-tax with aggregate tax effect displayed as “Income tax effects on items above”

	Twelve months ended December 31, 2016
	Cost of Net Revenue	Research and Development	Selling, General & Administrative	Impairment, net of loss on disposition	Interest and other income, net	Provision for income taxes	Equity earnings of unconsolidated entities, net of tax	Net Income[1]
Amortization of acquisition-related intangible assets	$49,616	$3,685	$127,253	$—	$—	$—	$—	$(180,553)
Restructuring charges	5,991	4,052	27,831	—	—	—	—	(37,874)
Impairment Charges	85	—	193	—	—	—	—	(278)
Stock-based compensation expense	2,054	1,904	37,838	—	—	—	—	(41,796)
Acquisition-related costs	—	5,000	1,030	—	—	—	—	(6,030)
Fair value adjustments to acquisition-related contingent consideration	—	—	(13,308)	—	—	—	—	13,308
Costs associated with potential business dispositions	7	—	995	—	—	—	—	(1,002)
Impairment and (gain) loss on disposition, net	—	—	—	(3,810)	—	—	(29,873)	33,683
Amortization - Unconsolidated Subs	—	—	—	—	—	—	275	(275)
Audit and legal fees related to on-going governmental investigations	—	—	38,215	—	4,509	—	—	(42,725)
Abbott transaction related expenses	—	—	60,266	—	—	—	—	(60,266)
INRatio recall expense	4,581	—	—	—	—	—	—	(4,581)
Legal settlement accrual	—	—	35,175	—	—	—	—	(35,175)
Income tax effects on items above	—	—	—	—	—	(21,397)	—	21,397

Total of Supplemental Information	$62,333	$14,641	$315,488	$(3,810)	$4,509	$(21,397)	$(29,598)	$(342,166)

Impact of above items on EPS numerator								$(1,035)
Impact of above items on EPS denominator								(2,279)

1)	All impacts are shown as pre-tax with aggregate tax effect displayed as “Income tax effects on items above”